Exhibit 99.1

LINN Energy and Roan Holdings Announce Definitive Agreement to Combine 100% of Their Interests in Roan LLC Into a New Publicly Traded Pure Play Company, Roan Resources, Inc.

HOUSTON, Sept. 18, 2018 (GLOBE NEWSWIRE) — LINN Energy, Inc. (OTCQB: LNGG) (“LINN” or the “Company”) today announced that it has entered into a master reorganization agreement (the “Reorganization Agreement”) with Roan Holdings, LLC (“Roan Holdings”) and Roan Resources LLC (“Roan LLC”), to effectuate the reorganization of LINN’s and Roan Holdings’ respective 50% equity interests in Roan LLC under a newly formed company, Roan Resources, Inc. (“Roan Resources” and such transaction, the “Reorganization”).

Currently, LINN serves as the public holding company for its 50% equity interest in Roan LLC, with the other 50% equity interest being privately owned by Roan Holdings. The combination of LINN’s and Roan Holdings’ respective equity interests under the Reorganization will fully consolidate all interests of Roan LLC into Roan Resources. Following the Reorganization and the transactions contemplated thereby, which are expected to close by the end of this month, Roan Resources’ Class A common stock, par value $0.001 per share, is expected to begin trading on a fully consolidated basis on the OTCQB Market under the ticker “ROAN,” and LINN’s Class A common stock, par value $0.001 per share, will cease trading on the OTCQB Market. The parties intend that Roan Resources will uplist the Roan Common Stock to the New York Stock Exchange in 2018.

The existing Roan LLC management team, including President and Chief Executive Officer, Tony C. Maranto, will continue to lead Roan Resources following the Reorganization. Mr. Maranto stated, “I am very pleased to see the Reorganization Agreement signed. This marks another milestone for Roan and takes us one step closer to uplisting to the New York Stock Exchange as a fully consolidated company. In addition, now that the Reorganization Agreement is signed, we plan to share an operational update in the near future.”

Completion of the Reorganization is subject to customary closing conditions, including the approval by Roan Resources’ stockholders of the Holdco Merger and Roan Resources’ amended and restated governing documents.

About LINN Energy

LINN Energy, Inc. was formed in February 2017 as the reorganized successor to LINN Energy, LLC. Headquartered in Houston, Texas, the Company’s current focus is the development of the Merge/SCOOP/STACK in Oklahoma through its equity interest in Roan Resources LLC.

About Roan Resources LLC

Roan LLC is an independent oil and natural gas company headquartered in Oklahoma City, OK focused on the development, exploration and acquisition of unconventional oil and natural gas reserves in the Merge, SCOOP and STACK plays in Oklahoma. Roan LLC was formed in the second quarter of 2017 by LINN and Citizen Energy II, LLC (“Citizen”). In exchange for their contributions, LINN and Citizen each received a 50% equity interest in Roan LLC. Roan LLC’s operations team took over field operations from LINN and Citizen in early 2018. For more information, please visit www.RoanResources.com.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company, which reflect management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to uncertainties that may delay or negatively impact the Reorganization or cause the Reorganization to be delayed or to not occur at all, uncertainties related to the Company’s and Roan LLC’s ability to realize the anticipated benefits of the Reorganization, the potential negative effects of the Reorganization, financial and operational performance and results of the Company and Roan LLC, continued low or further declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

LINN Energy, Inc.

Investor Relations

(281) 840-4110

ir@linnenergy.com